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                                                            Exhibit 4.1


                              CERTIFICATE OF DESIGNATION

                                        OF THE

                     $450 CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                  ($0.01 Par Value)

                                          OF

                           LOUIS DREYFUS NATURAL GAS CORP.
               --------------------------------------------------------

                           Pursuant to Section 1032 of the

                   General Corporation Act of the State of Oklahoma
               --------------------------------------------------------


      The undersigned, President and Chief Executive Officer of Louis Dreyfus Natural Gas Corp., does hereby certify that the following resolution was duly adopted on June 24, 1997 by the Board of Directors ("Board") of Louis Dreyfus Natural Gas Corp., an Oklahoma corporation (hereinafter referred to as the "Company"), acting pursuant to the provisions of Section 1032(A) of the General Corporation Act of the State of Oklahoma:

      RESOLVED, that pursuant to authority expressly granted to and vested in the Board by the provisions of the Amended and Restated Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), the issuance of a series of the preferred stock, par value $0.01 per share (the "Preferred Stock"), of the Company, which shall consist of 4,000 shares of the 10,000,000 shares of Preferred Stock that the Company now has authority to issue, be, and the same hereby is, authorized, and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) are fixed as follows:

      (a) DESIGNATION. The designation of such series of the Preferred Stock authorized by this resolution shall be the $450 Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"), and the total number of shares which shall constitute such series shall be 4,000 shares. Fractional shares of Convertible Preferred Stock may be issued in increments of .005 of a share of Convertible Preferred Stock.

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      (b)    DIVIDEND RIGHTS.  Holders of shares of the Convertible Preferred
Stock will be entitled to receive, when, as and if declared by the Board out of funds of the Company at the time legally available for payment, a cash dividend of $450 per share per annum, which dividend shall be fully cumulative, shall accrue without interest from __________________ [last dividend payment date prior to Effective Time of Merger] and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on ______________________ [the first such date occurring after the Effective Time] (except that if any such date is a Saturday, Sunday or a legal holiday then such dividends shall be payable without interest on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock records of the Company at the close of business on such record dates not more than 60 nor less than 10 days preceding the payment dates for such dividends, as are fixed by the Board. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York City, New York or in Oklahoma City, Oklahoma. Subject to the rights of any series of Preferred Stock which ranks senior as to dividends to the Convertible Preferred Stock, dividends on the Convertible Preferred Stock on account of arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of Convertible Preferred Stock for each full quarterly dividend period shall be computed by dividing the annual dividend by four. The amount of dividends payable for any period greater or less than a full quarterly dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      If at any time the Company has failed to pay accrued dividends on any shares of Convertible Preferred Stock at the time such dividends are payable, the Company shall not (i) declare or pay any dividend on the shares of Common Stock (as defined in Section (k) below) or on any shares of Junior Stock (as defined in Section (j) below) or make any payment on account of, or set apart money for, a sinking fund for, the purchase, redemption retirement or other acquisition of, any shares of Common Stock or any Junior Stock or make any distribution m respect thereof, whether in cash or property or in obligations or shares of the Company (other than in shares of Common Stock or Junior Stock) or
(ii) purchase any shares of Convertible Preferred Stock or any other shares of Parity Stock (as defined in Section (j) below) (except for a consideration payable in shares of Common Stock or Junior Stock) or redeem fewer than all of the Convertible Preferred Stock and Parity Stock then outstanding, unless, in each case all accrued and payable but unpaid dividends on the Convertible Preferred Stock have been or contemporaneously are declared and paid in full or declared and a sum sufficient for payment of such dividends has been set aside. Unless and until all dividends accrued and payable but unpaid on the Convertible Preferred Stock and any Parity Stock at the time outstanding have been paid in full, all dividends declared by the Company upon such Convertible Preferred Stock or Parity Stock shall be declared pro rata with respect to all shares of Convertible Preferred Stock and Parity Stock then outstanding, so that the amounts of any dividends declared on the Convertible Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends on the Convertible Preferred Stock and such other Parity Stock, respectively, bear to each other.

      For purposes hereof, dividends payable on the Convertible Preferred Stock shall be deemed to have been declared and set apart for payment if such dividends have been duly declared and the Company has deposited with a bank or trust company that has a combined capital and surplus of at least $50,000,000, any funds necessary for the payment of such dividend, in trust, and in an account separate and apart from any other funds of the Company with irrevocable instructions that such funds be applied to payment of such dividend; whereupon neither the Company (except as described in the following paragraph) nor any other third party shall have any right to challenge the rights of the holders of the Convertible Preferred Stock to receive payment of such dividends.

      No interest shall accrue for the benefit of the holders of Convertible Preferred Stock on any funds so set aside by the Company for the payment of dividends. Subject to applicable escheat laws, any such funds unclaimed at the end of two years from the dividend payment date shall revert to the general funds of the Company, after which reversion the holders of such shares shall look only to the general funds of the Company for the payment of such funds.

      (c)    REDEMPTION.

             (i) The Convertible Preferred Stock shall not be redeemable by the Company prior to December 31, 1997. On and after December 31, 1997 the Convertible Preferred Stock may be redeemed, in whole or in part, at the option of the Company at any time for cash at the following redemption prices per share if redeemed during the 12-month period beginning December 31 of the years indicated below:

                                  Redemption price per share of
             YEAR                  CONVERTIBLE PREFERRED STOCK
             ----                 -----------------------------

             1997                           $5,270
             1998                           $5,225
             1999                           $5,180
             2000                           $5,135
             2001                           $5,090
             2002                           $5,045
             2003 and thereafter            $5,000

      and if redeemed at any time on or after December 31, 2003 at $5,000 per share, plus, in each case, an amount equal to the dividends accrued and unpaid thereon to the date of redemption.

             (ii) At least 30 days but not more than 60 days prior to the dare fixed for the redemption of the Convertible Preferred Stock, a written notice will be mailed to each holder of record of the shares of Convertible Preferred Stock to be redeemed, notifying such holder of the Company election to redeem such shares, stating the date fixed for redemption thereof, and calling upon such holder to surrender to the Company on the redemption date at the place designated in such notice the certificate or certificates representing the number of shares specified therein to be redeemed. On or after the redemption date, each holder of the Convertible Preferred Stock to be redeemed must present and surrender his certificate or certificates for such shares to the Company at the place designated in such notice, and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate will be canceled.

             (iii) If at any time all cumulative dividends that have become payable on the Convertible Preferred Stock have not been paid or declared and set apart for payment, the Convertible Preferred Stock may not be redeemed in part and the Company may not purchase or acquire shares of Convertible Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of the Convertible Preferred Stock.

             (iv) If fewer than all the outstanding shares of Convertible Preferred Stock are called for redemption, the shares to be redeemed shall be selected by the Company from outstanding shares of Convertible Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be). If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. Neither the failure to mail any notice of redemption required by this Section (c), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.

             (v) Notice of any redemption pursuant to this Section (c) having been duly mailed, from and after the redemption date (unless the Company shall fail to make available the amount of funds necessary to effect such redemption), (x) except as otherwise provided herein, dividends on the shares of the Convertible Preferred Stock so called for redemption shall cease to accrue (except that, in the case of a redemption date after a dividend payment record date and prior to the related dividend payment date, holders of Convertible Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares), (y) said shares shall no longer be deemed to be outstanding, and (z) all rights of the holders thereof as holders of Convertible Preferred Stock of the Company shall cease (except the rights to receive the amount payable upon such redemption, without interest thereon, upon surrender and endorsement, if so required, of their


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

      certificates and to receive any dividend's payable thereon). The Company's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Company shall deposit with a bank or trust company that has a combined capital and surplus of at least $50,000,000, all funds necessary for such redemption, in trust, and in an account separate and apart from any other funds of the Company with irrevocable instructions that such funds be applied to the redemption of the shares of Convertible Preferred
      Stock so called for redemption.

             No interest shall accrue for the benefit of the holders of Convertible Preferred Stock to be redeemed on any funds so set aside by the Company. Subject to applicable escheat laws, any such funds unclaimed at the end of two years from the redemption date shall revert to the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for such payment.

             Shares of Convertible Preferred Stock redeemed by the Company or otherwise acquired by the Company will be restored to the status of authorized but unissued shares of Preferred Stock without designation as to class or series and may thereafter be issued, but not as shares of Convertible Preferred Stock.

      (d)    CONVERSION.   Holders of the Convertible Preferred Stock shall
have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

             (i) Subject to and upon compliance with the provisions of this Section (d), shares of Convertible Preferred Stock will be convertible, in whole or in part, at any time, at the option of the holders thereof, into "Conversion Units" (as defined below) at an initial conversion price of $15.00 per Conversion Unit, subject to adjustment as described below (the "Conversion Price") by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (ii) of this Section (d); PROVIDED, HOWEVER, that the right to convert shares of the Convertible Preferred Stock called for redemption pursuant to Section
      (c) shall terminate at the close of business on the date fixed for such redemption, unless the Company shall default in making available any funds payable upon such redemption under Section (c) hereof. For purposes hereof, a "Conversion Unit" means $3.00 and 0.72 shares of Common Stock, subject to adjustment as provided herein. The cash portion of each Conversion Unit is hereinafter referred to as the "Cash Consideration." For purposes of determining the aggregate Conversion Price paid upon surrender of a share of Convertible Preferred Stock, the deemed value of each share of Convertible Preferred Stock for such purpose shall be $5,000.

             (ii) In order to exercise the conversion right, the holder of each share of Convertible Preferred Stock to be converted shall surrender the certificate(s) representing such shares, duly endorsed or assigned to the Company or in blank, at the office of the Transfer Agent (as defined in Section (k) below), accompanied by written notice to the Company that the holder thereof elects to convert such shares of Convertible Preferred Stock represented by such certificates or a specified portion thereof. Unless the shares of Common Stock issuable and the Cash Consideration payable on conversion are to be issued and paid in the same name as the name in which such shares of Convertible Preferred Stock are registered, each certificate surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid) payable in connection with such transfer.

             Holders of shares of Convertible Preferred Stock at the close of business on a dividend record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend record date and prior to such dividend payment date. However, shares of Convertible Preferred Stock surrendered for conversion during the period between the close of business on any dividend record date and the opening of business on the corresponding dividend payment date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period, which shall be entitled to retain such dividend on the dividend payment date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend record date. A holder of shares of Convertible Preferred Stock on a dividend record date who (or whose transferee) tenders any such shares for conversion on the corresponding dividend payment date will receive the dividend payable by the Company on such shares of Convertible Preferred Stock on such date, and such a converting holder need not include payment of the amount of such dividend upon surrender of shares of Convertible Preferred Stock for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of the Convertible Preferred Stock or for dividends on the shares of Common Stock issued upon such conversion.

             As promptly as practicable after the surrender of certificates representing shares of Convertible Preferred Stock surrendered for conversion as aforesaid, the Company shall issue and shall deliver at the office of the Transfer Agent to such holder, or on his or her written order, (i) a certificate or certificates representing the number of full shares of Common Stock issuable upon the conversion of such shares of Convertible Preferred Stock in accordance with provisions of this Section
      (d) and (ii) the Cash Consideration in immediately available funds payable to such holder upon conversion of such shares of Convertible Preferred Stock in accordance with the provisions of this Section (d). Any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (iii) of this Section (d).

             Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates representing shares of Convertible Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates representing shares of Common Stock shall be issuable and any Cash Consideration shall be payable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common
      Stock represented thereby at such time on such date. Any such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Company.

             (iii) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the shares of Convertible Preferred Stock. Instead of any fractional interest in respect of a share of Common Stock that would otherwise be deliverable to a holder upon the conversion of a share of Convertible Preferred Stock, the Company shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price (as defined in Section (k) below) of the Common Stock on the Trading Day (as defined in Section (k) below) immediately preceding the date of conversion. If more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable to such holder upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered.

             (iv) The Conversion Price shall be adjusted from time to time as follows:

                    (A) If the Company shall (i) pay a dividend or make a distribution on its capital stock in shares of its Common Stock,
             (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of each share of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive, in addition to the Cash Consideration, the number of shares of Common Stock or such other capital stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (A) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph


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             (viii) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                    (B) If the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value (as defined in Section (k) below) per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the opening of business on the day next following the date fixed for such determination by (y) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Company from the issuance and/or exercise of such rights or warrants for Common Stock (which are actually exercised) would purchase at such Fair Market Value, and the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (ii) the number of additional shares of Common Stock actually issued upon exercise of such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following the date fixed for the expiration of such rights or warrants (except as provided in paragraph (viii) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board.

                    (C) If the Company shall distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from profits or surplus of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (B) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (B) above) (any of the foregoing being hereinafter in this subparagraph (C) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of


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

             stockholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the Securities attributable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately following the opening of business on the Business Day (as defined in Section (k) below) next following (except as provided in paragraph (viii) below) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subparagraph (C), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a person converting a share of Convertible Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (C); PROVIDED that on the date, if any, on which a person converting a share of Convertible Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (C) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distributions" and "the record date" within the meaning of the two preceding sentences).

                    (D) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph
             (D) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and
             PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this Section (d) (other than this subparagraph (D)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the
             holders of shares of Common Stock.   Notwithstanding any other
             provisions of this Section (d), the Company shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section (d) shall be made to the nearest 1/100 of a cent
             (with $.00005 being rounded upward) or to the nearest 1/10,000 of a share (with .00005 of a share being rounded upward), as the case may be. Anything in this paragraph (iv) to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (iv), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than case dividends) hereafter made by the Company to its stockholders shall not be taxable.

             (v) If the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock and excluding any transaction as to which subparagraph
      (iv)(A) of this Section (d) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash), or any combination thereof, each share of Convertible Preferred Stock which is not converted into the right to receive stock, securities or other property as a result of such Transaction shall thereafter be convertible into, in addition to the Cash Consideration, the kind and amount of shares of stock, securities and other property (including cash), or any combination thereof, receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Convertible Preferred Stock was convertible immediately prior to such Transaction at the Conversion Price in effect at such time, assuming such holder of Common Stock (i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Company held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (v) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (v), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Convertible Preferred Stock that provides that the holders of the Convertible Preferred Stock that remains outstanding after such Transaction will be entitled to convert such shares into, in addition to the Cash Consideration, the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (v) shall similarly apply to successive Transactions.

             (vi)   If:

                    (A) the Company shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of profits or surplus); or

                    (B) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                    (C) there shall be any reclassification of the Common Stock (other than an event to which subparagraph (iv)(A) of this Section (d) applies) or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company as an entirety; or

                    (D) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Company;

      then the Company shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Convertible Preferred Stock at their addresses as shown on the stock records of the Company, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality, validity or effectiveness of the proceedings described in this Section (d).

             (vii) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent a certificate of an officer of the Company setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and such certificate shall be prima facie evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to each record holder of the Convertible Preferred Stock at such holder's last address as shown on the stock records of the Company.

             (viii) In any case in which paragraph (iv) of this Section (d) provides that an adjustment shall become effective on the day next following a record date for an event, the

      Company may defer until the occurrence of such event (A) issuing to the holder of any share of Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph
      (iii) of this Section (d).

             (ix) For purposes of this Section (d), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then held in treasury or otherwise owned or held by or for the account of the Company. The Company shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

             (x) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section (d).

             (xi) If the Company shall take any action affecting the Common Stock, other than action described in this Section (d), that in the opinion of the Board would materially adversely affect the conversion rights of the holders of the shares of Convertible Preferred Stock, the Conversion Price for the Convertible Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board may determine to be equitable in the circumstances. In addition to the foregoing adjustments, the Company will be permitted to make such reductions in Conversion Price as it considers to be advisable in order that any event treated for Federal income purposes as a dividend of stock or stock rights or other similar transactions will not be taxable to holders of the Common Stock.

             (xii) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of shares of the Convertible Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock, not theretofore converted, at the Conversion Price then in effect. For purposes of this paragraph (xii), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

             (xiii) The Company covenants that any shares of Common Stock issued upon conversion of the Convertible Preferred Stock shall be validly issued, fully paid and nonassessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the Convertible Preferred Stock, the Company will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

             The Company shall endeavor to list the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, prior to such issuance, upon each national securities exchange, if any, on which the outstanding Common Stock is listed at the time of such issuance.

             (xiv) Anything herein to the contrary notwithstanding, the Company shall not be obligated to pay any federal, state or local income or other taxes relating to the receipt by any holder of Convertible Preferred Stock of the Cash Consideration upon conversion. Subject to the foregoing, the Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Convertible Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid to the extent required to be paid prior to such issue or delivery.

      (e)    SPECIAL CONVERSION RIGHTS.   Each holder of shares of
Convertible Preferred Stock shall have a special right to convert all, but not less than all, of such shares owned by such holder into Conversion Units as set forth in Section (d) if a Change of Control or a Fundamental Change (each as defined below) of the Company occurs (the "Special Conversion Right").

             (i) Upon the occurrence of a Change of Control or a Fundamental Change, each holder of Convertible Preferred Stock shall have the right, at the holder's option during the 30-day period following the mailing of notice as described below, to convert all, but not less than all, the holder's Convertible Preferred Stock into Conversion Units at a conversion price equal to the Special Conversion Price (as defined below). A holder exercising a Special Conversion Right shall have the right to receive Conversion Units if a Change of Control occurs and, if a Fundamental Change occurs, shall have the right to receive Conversion Units consisting of the Cash Consideration and the same consideration received for the number of shares of Common Stock included in the Conversion Units into which the holder's Convertible Preferred Stock would have been convertible at the Special Conversion Price. In either case, however, the Company or its successor may, at its option, elect to provide the holder with, in addition to the applicable Cash Consideration, additional cash or a combination of cash and other consideration received in respect of the Common Stock (with respect to a Fundamental Change), having an aggregate Market Value equal to the Market

      Value (as defined below) of the number of shares of Common Stock into which the holder's Convertible Preferred Stock is convertible at the Special Conversion Price.

             (ii) The Company shall mail to each registered holder of Convertible Preferred Stock, and shall publish on a business day in a newspaper that is published in the English language on business days and is of general circulation in the City of New York, a notice setting forth details of any Special Conversion Right occasioned by a Change of Control or Fundamental Change within 30 days after the event occurs. A Special Conversion Right may be exercised only within the 30-day period after the notice is mailed and will expire at the end of that period. To the extent permitted by law, exercise of a Special Conversion Right is irrevocable, and all Convertible Preferred Stock tendered for conversion pursuant to the exercise of a Special Conversion Right will be converted at the end of the 30-day period mentioned in the preceding sentence. A holder of Convertible Preferred Stock that elects to exercise the Special Conversion Right will be subject to the terms of Section (d) with respect to the payment of dividends, the issuance of fractional shares and other rights related to conversion.

             (iii) Convertible Preferred Stock that is not converted pursuant to a Special Conversion Right will continue to be convertible pursuant to the conversion rights described in Section (d).

      As used herein, a "Change of Control" with respect to the Company shall be deemed to have occurred at the first time after the first issuance of any Convertible Preferred Stock that any Person (as defined below) first files or becomes obligated to file a report (or any amendment or supplement thereto) on Schedule 13D or 14D-1 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that such person has become the beneficial owner of either (i) more than 50% of the shares of Common Stock then outstanding or (ii) securities representing more than 50% of the combined voting power of the Voting Stock (as defined below) of the Company then outstanding, PROVIDED that a Change of Control shall not be deemed to have occurred with respect to any transaction that constitutes a Fundamental Change.

      As used in this Section (e), a "Person" includes any person (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a group (within the meaning of Rule 13d-5 under the Exchange Act), together with any of its Affiliates or Associates; PROVIDED, HOWEVER, that a "Person" shall not include Louis Dreyfus Natural Gas Holdings Corp. or any Affiliate thereof, and a "Change of Control" shall not be deemed to occur in connection with any acquisition of securities of the Company by Louis Dreyfus Natural Gas Holdings Corp. or its Affiliates. An "Affiliate" of a specified person is a person that directly or indirectly controls, or is controlled by or is under common control with, the person specified. An "Associate" of a person means (a) any corporation or organization, other than the Company or any subsidiary of the Company, of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of the person or any relative of the spouse, who has the same home as the person or who is a director or officer of the person or any of its parents or subsidiaries.

      As used herein, a "Fundamental Change," with respect to the Company, means (i) the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification or otherwise) or (ii) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of the Company's property, business or assets; PROVIDED, HOWEVER, that a Fundamental Change shall not be deemed to have occurred with respect to either of the following transactions or events: (a) any transaction or event in which more than 50% (by value as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of Marketable Stock (as defined below); or (b) any consolidation or merger of the Company in which the holders of Common Stock immediately prior to such transaction own, directly or indirectly, (1) 50% or more of the common stock of the sole surviving corporation (or of the ultimate parent of such sole surviving corporation) outstanding at the time immediately after such consolidation or merger and (2) securities representing 50% or more of the combined voting power of the surviving corporation's Voting Stock (or the Voting Stock of the ultimate parent of such surviving corporation) outstanding at such time. The phrase "all or substantially all," as used in this definition in reference to the Common Stock, means 66 2/3% or more of the aggregate outstanding amount.

      As used herein, "Voting Stock" means, with respect to any person, capital stock of such person having general power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock or any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      As used herein, "Special Conversion Price" means the higher of the Market Value of the Common Stock and $11.25 per share (which amount will, each time the Conversion Price is adjusted, be adjusted so that the ratio of the Special Conversion Price to the Conversion Price, after giving effect to any such adjustment, shall always be equal to the ratio of $11.25 to the initial Conversion Price, without giving effect to any such adjustment).

      As used in this Section (e), "Market Value" of the Common Stock or any other Marketable Stock means the average of the last reported sales prices of the Common Stock or such other Marketable Stock, as the case may be, for the five business days ending on the last business day preceding the date of the Fundamental Change or Change of Control; PROVIDED, HOWEVER, that if the Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock means the average of the last reported sales price per share of such Marketable Stock during the first five business days commencing on the day after the date on which such Marketable Stock was first distributed to the general public and traded on the New York Stock

Exchange ("NYSE"), the American Stock Exchange ("AMEX"), the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices in the United States.

      As used herein, the term "Marketable Stock" means the Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Company as a result of a Fundamental Change or of the ultimate parent of such successor, which is (or will, upon distribution thereon, be) listed or quoted on the NYSE, AMEX, the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices in the United States.

      (f)     LIQUIDATION RIGHTS.   The shares of Convertible Preferred Stock
shall rank prior to the shares of Common Stock and of any other class of stock of the Company ranking junior to the Convertible Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Convertible Preferred Stock shall be entitled to receive out of the assets of the Company available for Distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $5,000 per share of Convertible Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Convertible Preferred Stock to the date of such final distribution. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of shares of the Convertible Preferred Stock and any Parity Stock shall be insufficient to pay in full the preferential amounts aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full. For the purposes hereof, neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation with or into the Company, nor a sale or transfer of all or any part of the Company's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Company.

      (g)     VOTING RIGHTS.

             (i) The holders of shares of Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Company, voting together as one class with the holders of Common Stock and any other preferred stock or other security of the Company with similar voting rights, under the laws of the State of Oklahoma. When voting as one class together with the holders of Common Stock, each holder of Convertible Preferred Stock will be entitled to one vote for each share of Common Stock into which a share of Convertible Preferred Stock would be convertible as of the applicable record date for the meeting of the stockholders at which the vote is to be taken.

      The amount of any Cash Consideration payable upon conversion shall not be taken into account in determining such relative voting rights.

             (ii) If at any time or times any cumulative dividends payable on the Convertible Preferred Stock have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the holders of the Convertible Preferred Stock shall have, in addition to the other voting rights set forth herein, the right, voting together as a class with each other class or series of Parity Stock then outstanding, the terms of which expressly grant similar voting rights which are then exercisable, to elect two directors of the Company at the next regular or special meeting of stockholders, such directors to be in addition to the number of directors constituting the Board immediately prior to the accrual of such right, the remaining directors to be elected by the other classes or series of stock entitled to vote therefor. Such voting right shall continue until such time as all cumulative dividends accumulated and unpaid on the Convertible Preferred Stock shall have been paid in full (or declared and set aside for payment), at which time such voting right of the holders of the Convertible Preferred Stock shall terminate in respect of such arrearage. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

             At any meeting held for the purpose of electing directors at which the holders of the Convertible Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of one-third of the then outstanding shares of Preferred Stock (including the Convertible Preferred Stock) entitled to vote in the election of such two additional directors shall be required and be sufficient to constitute a quorum of such Preferred Stock for the election of such two additional directors. At any such meeting or adjournment thereof (y) the absence of a quorum of the holders of such Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of such Preferred Stock and the absence of a quorum or quorums of the holders of other classes of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of such Preferred Stock and (z) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of the directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

             The directors elected pursuant to this paragraph (ii) shall serve until the next meeting of stockholders at which directors are elected or until their respective successors shall be elected and shall qualify, PROVIDED, HOWEVER, that when the right of the holders of the Convertible Preferred Stock to elect directors as herein provided shall terminate, the terms of office of all directors so elected by the holders of the Convertible Preferred Stock shall thereupon automatically terminate, and the number of directors constituting the entire Board shall thereupon be the number directors remaining following said termination or otherwise as may be determined in accordance with the Bylaws of the Company notwithstanding any increase made pursuant to this paragraph (ii).

             So long as any shares of Convertible Preferred Stock are outstanding, the By-laws of the Company shall contain provisions ensuring that the number of directors of the Company shall at all times be such that the exercise by the holders of shares of Convertible Preferred Stock of the right to elect directors under the circumstances provided in this paragraph (ii) will not contravene any provisions of the Company's Restated Certificate of Incorporation or Bylaws.

             (iii) So long as any shares of the Convertible Preferred Stock remain outstanding, the Company will not, either directly or indirectly, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least two-thirds (2/3) in number of shares of the Convertible Preferred Stock then outstanding, (x) approve any merger, consolidation or compulsory share exchange of the Company with or into any other entity unless (a) the terms of such merger, consolidation or compulsory share exchange do not provide for a material adverse change in the preferences, special rights or powers of the Convertible Preferred Stock and (b) the Convertible Preferred Stock is, after such merger, consolidation or compulsory share exchange, on a parity with or prior to any other class or series of capital stock authorized by the surviving corporation as to dividends and upon liquidation, other than any class or series of stock of the Company as may have previously been created with the requisite approval of the holders of the Convertible Preferred Stock (or other than a class or series into which such prior stock is converted as the result of such merger, consolidation or compulsory shares exchange), (y) create any class or series of stock ranking prior to the Convertible Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or series of stock ranking prior to the Convertible Preferred Stock either as to dividends or upon liquidation; PROVIDED, HOWEVER, that the creation or issuance of any class or series of Preferred Stock of the Company ranking junior to the Convertible Preferred Stock as to dividend or liquidation rights shall not require the consent of the holders of the Convertible Preferred Stock and PROVIDED, FURTHER, that the creation or issuance of any class or series of Preferred Stock of the Company ranking on a parity with the Convertible Preferred Stock as to dividend or liquidation rights shall require the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority in number of shares of the Convertible Preferred Stock then outstanding; and PROVIDED, FURTHER, that the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote irrespective of this Section (g)(iii) or Section 1077(B)(2) of the General Corporation Act of the State of Oklahoma, or (z) amend, alter or repeal any of the provisions of the Certificate of Incorporation (including this resolution) so as to adversely affect the preferences, special rights or powers of the Convertible Preferred Stock. A stock split or a reverse stock split of the Common Stock of the Company shall be deemed not to adversely affect the preferences, special rights or powers of the Convertible Preferred Stock.

             (iv) Holders of the Convertible Preferred Stock and holders of any such Parity Stock of the Company upon which like voting rights have been conferred and are exercisable, when voting together as a class, will be entitled to one vote for each $25 of liquidation preference of the Convertible Preferred Stock or such other preferred stock, as the case may be, as of the applicable record date for the meeting of the stockholders.

      (h) CERTAIN LIMITATIONS. No consent of the holders of the Convertible Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Company, (b) the creation or issuance of any class or series of Preferred Stock of the Company ranking junior to the Convertible Preferred Stock as to dividend or liquidation rights or (c) the increase or decrease (but not below the number of shares thereof then outstanding) in the number of the authorized shares of any class or classes of stock, which may be effected by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote irrespective of Section 1077(B)(2) of the General Corporation Act of the State of Oklahoma.

      (i) AMENDMENTS. Subject to the provisions of Section (g) hereof, the Board reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the Convertible Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designation subject to the limitations provided by law, this Certificate of Designation and the Certificate of Incorporation.

      (j)    RANKING.   For the purposes of this resolution, any stock of any
class or series of the Company shall be deemed to rank:

             (i) prior to shares of the Convertible Preferred Stock, either as to dividends or upon liquidation, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Convertible Preferred Stock;

             (ii) on a parity with shares of the Convertible Preferred Stock, as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Convertible Preferred Stock, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of the Convertible Preferred Stock (the term "Parity Stock" being used to refer to any stock on a parity with the shares of the Convertible Preferred Stock, as to dividends and upon liquidation as the context may require); and

             (iii) junior to shares of the Convertible Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or series (the term "Junior Stock" being used to refer to any stock junior to the shares of the Convertible Preferred Stock, as to dividends and upon liquidation as the context may require).

      (k) For purposes of the Convertible Preferred Stock, the following terms shall have the meanings indicated:

      "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

      "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

      "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any trading day shall mean the last reported sales price, regular way on such day, or if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board.

      "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during the five (5) consecutive Trading Days selected by the Company commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

      "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of the NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

      "Transfer Agent" means the Company or such other agent or agents of the Company as may be designated by the Board from time to time as the transfer agent for the Convertible Preferred Stock.

      IN WITNESS WHEREOF, Louis Dreyfus Natural Gas Corp. has caused this certificate to be duly executed on its behalf by the undersigned, Mark E. Monroe, President and Chief Executive Officer and attested by Kevin R. White, its Secretary, this _____ day of __________, 1997.

                                         LOUIS DREYFUS NATURAL GAS CORP.



                                         By:
                                            ----------------------------------
                                                Mark E. Monroe, President and
                                                Chief Executive Officer

Attest:

----------------------------
Kevin R. White, Secretary



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